Exhibit 99.1

Atomera Provides Third Quarter 2019 Results

LOS GATOS, Calif. Oct. 30, 2019 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and intellectual property licensing company focused on deploying its proprietary technology into the semiconductor industry, today provided a corporate update and announced financial results for the third quarter ended Sept. 30, 2019.

Company Highlights

•	Signed integration license agreement with a new customer, a leading RF supplier
•	Achieved record quarterly revenue
•	Increased total customer engagements to 25 at 19 customers
•	Named Duy-Loan Le, 35-year veteran of Texas Instruments, to Board of Directors

Management Commentary

“With record quarterly revenue, and a new license agreement executed with a leading RF provider, Atomera is capitalizing on recent technical advances and continuing to gain traction among the world’s largest semiconductor companies,” said Scott Bibaud, President and CEO. “We continue to grow our engagements with customers across important end markets including analog, RF and FinFET.”

Third Quarter 2019 Financial Results

During the third quarter of 2019, revenue was $254,000, compared with no revenue in the third quarter of 2018. The Company incurred a net loss of $(3.1) million, or ($0.19) per basic and diluted share, in the third quarter of 2019, compared to a net loss of $(3.4) million, or ($0.28) per basic and diluted share, for the third quarter of 2018. Adjusted EBITDA (a non-GAAP financial measure) in the third quarter of 2019 was a loss of ($2.4) million compared to an adjusted EBITDA loss of $(2.8) million in the third quarter of 2018.

The Company had $16.8 million in cash and cash equivalents as of Sept. 30, 2019, compared to $18.9 million as of Dec. 31, 2018.

The total number of shares outstanding was 17.1 million as of Sept. 30, 2019.

Third Quarter 2019 Results Conference Call and Webcast

Atomera will host a conference call today to discuss its financial results and recent progress.

Date: Wednesday, Oct. 30, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: (844) 263-8318 (domestic); +1 (213) 358-0960 (international)

Replay: Available until Nov. 6, 2019; (855) 859-2056 (domestic); +1(404) 537-3406 (international); passcode 9661139.

Webcast: Accessible at www.atomera.com

Note about NonGAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a nonGAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, depreciation, amortization and stockbased compensation. Our definition of adjusted EBITDA may not be comparable to the definitions of similarlytitled measures used by other companies. We believe that this nonGAAP financial measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

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About Atomera Incorporated

Atomera Incorporated has developed Mears Silicon Technology™ ("MST®"), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nanoscaling technologies already in the semiconductor industry roadmap.

Safe Harbor

This press release contains forwardlooking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forwardlooking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues and we have not yet commenced principal revenue producing operations or entered into a definitive royalty-based manufacturing and distribution license agreement with regard to our MST technology, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related to our ability to advance the licensing arrangements with our initial three integration licensees, including Asahi Kasei Microdevices and STM Microelectronics, to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (3) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (4) our ability to protect our proprietary technology, trade secrets and knowhow and (5) those other risks disclosed in the section "Risk Factors" included in our Prospectus Supplement filed with the SEC on May 30, 2019. We caution readers not to place undue reliance on any forwardlooking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

-- Financial Tables Follow --

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Atomera Incorporated

Condensed Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$16,800	$18,933
Accounts receivable	187	185
Prepaid expenses and other current assets	179	170
Total current assets	17,166	19,288

Property and equipment, net	74	56
Operating lease right-of-use asset	196	–
Security deposit	13	13

Total assets	$17,449	$19,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$205	$348
Accrued expenses	266	224
Accrued payroll related expenses	622	984
Current operating lease liability	147	–
Deferred revenue	–	55
Total current liabilities	1,240	1,611

Long term operating lease liability	40	–

Total liabilities	1,280	1,611

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 2,500 shares; none issued and outstanding at September 30, 2019 and December 31, 2018	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 17,074 and 15,034 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	17	15
Additional paid-in capital	148,368	139,693
Accumulated deficit	(132,216)	(121,962)
Total stockholders’ equity	16,169	17,746

Total liabilities and stockholders’ equity	$17,449	$19,357

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Atomera Incorporated

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended September 30,		Nine Months ended September 30,
	2019	2018	2019	2018
Revenue	$254	$–	$395	$96
Cost of revenue	(204)	–	(224)	(113)
Gross margin	50	–	171	(17)

Operating expenses
Research and development	1,746	1,922	5,930	5,350
General and administrative	1,239	1,324	4,048	3,781
Selling and marketing	240	237	712	695
Total operating expenses	3,225	3,483	10,690	9,826

Loss from operations	(3,175)	(3,483)	(10,519)	(9,843)

Other income
Interest income	89	48	265	145
Total other income	89	48	265	145

Net loss	$(3,086)	$(3,435)	$(10,254)	$(9,698)
Net loss per common share, basic and diluted	$(0.19)	$(0.28)	$(0.66)	$(0.80)

Weighted average number of common shares outstanding, basic and diluted	16,567	12,117	15,597	12,079

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Atomera Incorporated

Reconciliation to Non- GAAP EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss (GAAP	$(3,086)	$(3,435)	$(10,254)	$(9,698)
Add (subtract) the following items:
Interest income	(89)	(48)	(265)	(145)
Depreciation and amortization	12	8	33	24
Stock-based compensation	798	630	2,280	1,796

Adjusted EBITDA (non-GAAP)	$(2,365)	$(2,845)	$(8,206)	$(8,023)

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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